AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 2019 REGISTRATION NO. 333-233555
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRT APARTMENTS CORP.
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation or organization)	13-2755856 (I.R.S. Employer Identification No.)
60 Cutter Mill Road
Great Neck, New York 11021
(516) 466-3100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
S. Asher Gaffney, Esq.
Secretary and Counsel
BRT Apartments Corp.
60 Cutter Mill Road
Great Neck, New York 11021
(516) 466-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Jeffrey A. Baumel, Esq.
Dentons US LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 768-6700
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon the filing with the Commissions pursuant to Rule 462(e) under the Securities Act check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether registrant is large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer," “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated Filer ☒	Non-Accelerated filer ☐ (Do not check if a smaller reporting company	Smaller reporting company ☒ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Explanatory Note: This pre-effective amendment to the Registration Statement is filed for the purpose of including an updated auditor's consent, which is filed herewith as Exhibit 23.2. Accordingly, this Pre-Effective Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, the exhibit index and the consent filed herewith as Exhibit 23.2. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement for common stock, preferred stock, warrants or subscription rights.**
4.1	Form of board of director resolutions with respect to any preferred shares to be issued .**
4.2	Form of warrant agreement.**
4.3	Form of subscription rights agreement.**
5.1	Opinion of Dentons US LLP with respect to the legality of the securities being issued.***
8.1	Tax Opinion of Dentons US LLP.***
23.1	Consent of Dentons US LLP (included in its opinions filed as Exhibits 5.1 and 8.1).***
23.2	Consent of BDO USA, LLP, independent registered public accounting firm *
24.1	Powers of Attorney.***
___________________

* Filed herewith.
** Incorporated by reference to a future filing to be made in connection with the offering of the securities.
*** Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Great Neck Plaza, State of New York on November 21, 2019.

BRT APARTMENTS CORP.
By:	/s/ Jeffrey A. Gould
Jeffrey A. Gould President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated, on November 21, 2019.

Signature	Title

*	Chairman of the Board of Directors
Israel Rosenzweig

/s/ Jeffrey A. Gould	President, Chief Executive Officer and Trustee (principal executive officer)
Jeffrey A. Gould

*	Director
Alan H. Ginsburg

*	Director
Fredric H. Gould

*	Director
Matthew J. Gould

*	Director
Louis C. Grassi

Signature	Title
*	Director
Gary Hurand

*	Director
Jeffrey Rubin

*	Director
Jonathan H. Simon

*	Director
Elie Weiss

/s/ George E. Zweier	Chief Financial Officer, Vice President (Principal Financial and Accounting Officer)
George E. Zweier

*	By:	/s/ Jeffrey A. Gould
Jeffrey A. Gould Attorney-in-fact